Exhibit 5

Suite 900

401 9th Street, N.W.

Washington, D.C. 20004-2128

(202) 585-8000

Fax: (202) 585-8080

January 29, 2010

Eagle Bancorp Montana, Inc.

1400 Prospect Avenue

Helena, Montana 59601

RE:	Eagle Bancorp Montana, Inc. – Common Stock, Par Value $0.01 Per Share

Ladies and Gentlemen:

We have acted as counsel to Eagle Bancorp Montana, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s common stock, par value $0.01 per share (the “Shares”), as described in the Company’s Registration Statement on Form S-1 (File No. 333-163790) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) with respect to the Shares on December 17, 2009 (as amended and as may subsequently be amended or supplemented from time to time, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

We have examined the Registration Statement and the prospectus contained in the Registration Statement. We also have reviewed the originals or copies certified or otherwise identified to our satisfaction of such corporate records, certificates and documents and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company or representatives of the Company and do not opine as to the accuracy of any such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

In rendering the opinions expressed below, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

This opinion letter is based as to matters of law, solely on the Delaware General Corporation Law, as amended. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such provisions.

Based upon the foregoing, we are of the opinion that, when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the Company’s Registration Statement and the Plan of Conversion and Reorganization of Eagle Financial MHC, a federally charted mutual holding company, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus which forms a part of the Registration Statement and any supplement or supplements to such prospectus. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the Commission.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Nixon Peabody LLP

Nixon Peabody LLP